PART III



ITEM 1. INDEX TO EXHIBITS

EXHIBIT NAME

LETTER REGARDING CHANGE OF CERTIFYING ACCOUNTANT

TECHNOLOGY TRANSFER AGREEMENT

TECHNOLOGY TRANSFER AGREEMENT

TECHNOLOGY TRANSFER AGREEMENT

BY-LAWS

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR NTECH, INCORPORATED

CERTIFICATE OF INCORPORATION OF NTECH CORPORATION

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED

ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED